Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MANUFACTURING SERVICES AGREEMENT

This MANUFACTURING SERVICES AGREEMENT (the “Agreement”) is made and entered into as of September 2, 2014 (the “Effective Date”) by and between Orexigen Therapeutics, Inc., a Delaware corporation with its principal place of business at 3344 N. Torrey Pines Court, Suite 200, La Jolla, California 92037, United States of America (“Orexigen”), and Takeda Pharmaceutical Company Limited, a company incorporated under the laws of Japan, with its principal place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan (“Takeda”). Orexigen and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties have entered into that certain Collaboration Agreement, dated September 1, 2010, as amended by Amendment Number 1 to Collaboration Agreement effective as of September 26, 2013 (collectively, the “Collaboration Agreement”), pursuant to which Orexigen has granted Takeda certain rights to Develop, Manufacture and Commercialize the Product in the Territory; and

WHEREAS, pursuant to Article 4 of the Collaboration Agreement, Orexigen has agreed to manufacture and supply to Takeda, and Takeda has agreed to purchase from Orexigen, all of Takeda’s, its Affiliates’ or permitted Sublicensees’ requirements for Commercialization of the Product (other than Commercial Packaging) in the Territory until such time, if ever, that Takeda assumes responsibility for the manufacture and supply of the Product, including pursuant to Section 3.6.1 of this Agreement or Section 4.2 of the Collaboration Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used herein and not defined below shall have the respective meanings assigned to such terms in the Collaboration Agreement; if a term is defined in this Agreement in a manner which differs from its definition in the Collaboration Agreement, for purposes of this Agreement, the definition contained in this Agreement shall govern.

1.1 “Actual Annual Yield” has the meaning set forth for such term in the Patheon Agreement, or shall have such other meaning as agreed to in writing by the Parties.

1.2 “Batch” means a specific quantity of the Product (consisting of a number of tablets based on demonstrated Actual Annual Yield), that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order.

1.3 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the effective date of expiration or termination of this Agreement.

1.4 “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2014, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which this Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.5 “Capacity Percentage” means [***] percent ([***]%), or such other percentage as agreed to in writing by the Parties.

1.6 “cGMPs” means the applicable current good manufacturing practices as described in Parts 210 and 211 of Title 21 of the United States Code of Federal Regulations, together with the latest FDA guidance documents pertaining to manufacturing and quality control practice (including the FDA’s Guidance for Industry, Manufacturing, Processing, or Holding Active Pharmaceutical Ingredients), all as updated, amended and revised from time to time, and, as applicable, any similar or equivalent regulations and requirements in jurisdictions outside the U.S.

1.7 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party and/or its Affiliates with respect to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective, activity or decision as such Party would normally use to accomplish a similar objective, activity or decision under similar circumstances.

1.8 “Contrave” means the Orexigen proprietary formulation of bupropion hydrochloride and naltrexone hydrochloride, formulated in a sustained release formulation, as described in the NDA No. 20-0063. For clarity, Contrave may be used for clinical development or commercial purposes.

1.9 “Delivery of Launch Supplies” means Launch Supplies are available and at the disposal of Takeda at Orexigen packaging site not later than the Launch Supplies Delivery Date.

1.10 “Effective Date” has the meaning set forth in the first paragraph of this Agreement.

1.11 “Facility Consulting Support” means services that are primarily provided on-site at a Third Party Manufacturer by a Third Party consultant who has special knowledge, skill and/or expertise relating to a particular field, job or area of [***], and the like; provided, further, such services are intended to include activities and responsibilities that would not otherwise be provided by personnel of Orexigen or Takeda in their respective normal course of business.

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1.12 “Firm Order” has the meaning set forth in Section 3.2.

1.13 “Forecast” has the meaning set forth in Section 3.1.1.

1.14 “Initial Month” has the meaning set forth in Section 3.1.1.

1.15 “Knowledge” means, as applied to a Party in this Agreement, that such Party shall be deemed to have knowledge of a particular fact or other matter to the extent that a reasonably prudent person with experience in or with the pharmaceutical industry and with primary responsibility for the applicable subject matter would know of such fact or other matter upon reasonably diligent inquiry.

1.16 “Launch Supplies” means the full quantity of Product in finished bulk form [***], by dosage strength, ordered by Takeda for commercial launch of Product in the U.S., which at the time of Delivery of Launch Supplies, will have a minimum of nine (9) months remaining shelf life and will comply with the terms of this Agreement.

1.17 “Launch Supplies Delivery Date” means the delivery date specified in Takeda’s Firm Order for Launch Supplies issued to Orexigen at least [***] prior to such delivery date; provided, however, that if any delay in Delivery of Launch Supplies, is caused by Takeda, then such delivery date shall be extended for each day such delivery may be delayed.

1.18 “Manufacturing Capacity” means the Capacity Percentage multiplied by the annual manufacturing capacity [***] ([***] of the Product) over the course of the applicable rolling twelve (12) month period.

1.19 “Manufacturing Payments” means Obsolete Material Costs, Period Costs, and the Transfer Price payable by Takeda pursuant to this Agreement.

1.20 “Obsolete Material Costs” means the costs of materials, including [***]. For the avoidance of doubt, Obsolete Material Costs shall not include [***]. Obsolete Material Costs shall be accounted for in accordance with GAAP or IFRS, as applicable.

1.21 “Patheon” means, collectively, Patheon Pharmaceuticals Inc. and Patheon Inc.

1.22 “Patheon Agreement” means the Manufacturing Services Agreement dated March 12, 2010 between Orexigen and Patheon, as it may be amended from time to time.

1.23 “Period Costs” means the costs, [***]. For the avoidance of doubt, Period Costs shall not include [***]. Period Costs shall be accounted for in accordance with GAAP or IFRS, as applicable.

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1.24 “Pharmacovigilance Agreement” means an agreement entered into between the Parties concerning matters relating to the management and exchange of safety information as described in Section 3.6 of the Collaboration Agreement.

1.25 “Product” means the Orexigen proprietary formulation of bupropion hydrochloride and naltrexone hydrochloride, formulated in a sustained release formulation, as described in NDA No. 200063, [***] for commercial sale, solely in one or more of the forms set forth in Exhibit 1.25, as such Exhibit may be supplemented or amended from time to time in upon mutual written agreement of the Parties in accordance with Section 7.3.3.

1.26 “Quality Agreement” has the meaning set forth in Section 9.1.

1.27 “Recall” means any product recall, field correction, or withdrawal of the Product in the Territory.

1.28 “Recall Costs” has the meaning set forth in Section 10.2.

1.29 “Safety Stock” means inventory of Licensed Compounds, excipients, laboratory supplies, and the Product deemed necessary by the JMC for the Territory to be maintained in order to manage demand or supply risks associated with the Product in the Territory.

1.30 “[***]” means [***].

1.31 “Specifications” means the formulations, manufacturing directions, packaging specifications, testing methods, sampling instructions, quality control procedures and finished product specifications, as amended from time to time in accordance with Section 7.3. The Specifications in effect as of the Effective Date are attached as Exhibit 1.31.

1.32 “Takeda Damages” has the meaning set forth in Section 3.6.3.

1.33 “Term” has the meaning set forth in Section 13.1.

1.34 “Third Party Manufacturer” has the meaning set forth in Section 2.3.1.

1.35 “Third Party Manufacturer Agreements” means those agreements set forth in Exhibit 2.3.1, as such Exhibit may be revised from time to time as set forth in Section 2.3.

1.36 “Three Year Forecast” has the meaning set forth in Section 3.1.2.

1.37 “Transfer Price” means the [***] costs associated with the Manufacture of the Product [***]. The Transfer Price will not include any (a) Period Costs, (b) Obsolete Material Costs, (c) [***], (d) [***], or (e) [***]. The Transfer Price shall be accounted for in accordance with GAAP or IFRS, as applicable.

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ARTICLE 2

PRODUCT MANUFACTURE AND SUPPLY

2.1 Purchase and Supply. Subject to the provisions of this Agreement and the Collaboration Agreement, Orexigen shall Manufacture or have Manufactured, and supply or have supplied, and Takeda shall purchase from Orexigen, all of Takeda’s requirements of the Product for Commercialization of the Product in the Territory, in accordance with the terms and conditions of this Agreement. Without limiting Orexigen’s obligations hereunder, Orexigen shall use Commercially Reasonable Efforts to meet Takeda’s requirements for the Product in the Territory. Unless and until Manufacture of the Product is transferred to Takeda, including pursuant to Section 3.6.1 of this Agreement or Section 4.2 of the Collaboration Agreement, and except as otherwise set forth in Section 4.4 of the Collaboration Agreement, Orexigen shall retain and have the sole and exclusive right and obligation to Manufacture, have Manufactured, supply or have supplied all of Takeda’s requirements of the Product for Commercialization in the Territory itself or through its Third Party Manufacturers during the Term. For clarity, Takeda shall be responsible for performing Commercial Packaging in the Territory in accordance with Section 4.4 of the Collaboration Agreement.

2.2 Manufacturing Capacity. As part of the forecasting process under Section 3.1, the Parties will cooperate to provide for the supply of Takeda’s requirements of the Product hereunder. Takeda acknowledges that Orexigen shall have satisfied its supply obligations under this Agreement if Orexigen has supplied to Takeda, under this Agreement and any agreement between the Parties and/or their Affiliates for supply of Contrave for Development, (a) [***], or (b) [***], in each case of (a) and (b) [***]. By way of example, if the Manufacturing Capacity is equal to [***], Takeda shall be entitled to forecast, and Orexigen shall be obligated to supply, [***], Takeda shall also be entitled to forecast, and Orexigen will supply to Takeda, [***]. Any Manufacturing Capacity not used by Takeda during the [***]. For example, if Takeda does not [***]. Conversely, if, for example, Takeda [***].

2.3 Third Party Manufacturers.

2.3.1 Orexigen Subcontracting. Orexigen may subcontract any or all of its obligations pursuant to this Agreement to any or all of the Third Party manufacturers set forth in Exhibit 2.3.1, as such Exhibit may be revised from time to time as set forth in Section 2.3.2 or 2.3.3 (the “Third Party Manufacturers”). For purposes of this Section 2.3, the term “manufacturer” is considered to be inclusive of all facilities designated in the corresponding section of the NDA. These include, but are not limited to, testing laboratories and packaging facilities. Orexigen acknowledges that it has entered into Third Party Manufacturer Agreements with the Third Party Manufacturers set forth in Exhibit 2.3.1, and, unless otherwise specified in Exhibit 2.3.1, such Third Party Manufacturers shall undertake the Manufacture of the Product or active pharmaceutical ingredients contained in the Product for a period of at least [***] ([***]) years after First Commercial Sale. Orexigen shall be responsible for the day-to-day management of all Third Party Manufacturer relationships until such time, if ever, responsibility for Manufacturing is transferred to Takeda, including pursuant to Section 3.6.1 of this Agreement or Section 4.2 of the Collaboration Agreement.

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2.3.2 Amendments to Third Party Manufacturer Agreements. Orexigen shall not amend any Third Party Manufacturer Agreement in any manner that could have a material impact on the Manufacture of the Product for Takeda under this Agreement or Takeda’s ability to Commercialize or Develop the Product in the Territory without Takeda’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Orexigen shall provide Takeda with a copy of each amendment to a Third Party Manufacturer Agreement promptly after its execution, and shall update Exhibit 2.3.1 to reflect such amendment.

2.3.3 Takeda Consent to Third Party Manufacturer Agreements. Takeda hereby consents to the Manufacture of the Product by the Third Party Manufacturers listed in Exhibit 2.3.1 as of the Effective Date. Orexigen shall be required to seek Takeda’s prior written consent before subcontracting any or all of its obligations pursuant to this Agreement to a Third Party manufacturer that is not listed in Exhibit 2.3.1, which consent shall not be unreasonably withheld, conditioned, or delayed.

2.3.4 Maintenance of Third Party Manufacturer Agreements. Orexigen agrees that it shall use Commercially Reasonable Efforts to maintain the Third Party Manufacturer Agreements in force and effect as required to satisfy its supply obligations under this Agreement unless otherwise mutually agreed to in writing by the Parties.

2.4 Inventions and Intellectual Property. Ownership of any and all inventions conceived or reduced to practice solely by a Party or such Party’s employees, consultants, or contractors (including Third Party Manufacturers) or jointly by the Parties or the Parties’ employees, consultants or contractors (including Third Party Manufacturers) in the course of activities performed under or contemplated by this Agreement, any and all intellectual property rights therein, and any and all patent applications and patents resulting therefrom shall be subject to the provisions of Sections 9.1 to 9.5 of the Collaboration Agreement.

ARTICLE 3

FORECASTING AND ORDERING

3.1 Forecasts.

3.1.1 Twelve-Month Forecasts. At least [***] ([***]) months prior to the first day of the month in which Takeda requests initial delivery of the Product (such month, the “Initial Month”), Takeda shall provide Orexigen with a twelve (12) month rolling forecast for the quantity of the Product to be delivered in each month of the twelve (12) month rolling forecast (each, a “Forecast”), with the first such forecast beginning with the quantity of Batches of the Product that Takeda expects to be delivered beginning with the Initial Month. No later than the [***] thereafter, Takeda will provide Orexigen with an updated Forecast. On a monthly basis, the Parties will review the Forecast for months [***] ([***]) through [***] ([***]) and use Commercially Reasonable Efforts to (i) [***], or (ii) [***]. Subject to Sections 2.2 and 3.5, the

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quantity of the Product provided for in the first [***] ([***]) months of each revised Forecast will be binding on each of the Parties, such that Takeda will be obligated to purchase, and Orexigen will be obligated to supply, the quantity of the Product forecasted for delivery in such months. The most recent revised Forecast will prevail over all previous Forecasts.

3.1.2 Three Year Forecasts. At least [***] ([***]) months prior to the Initial Month, Takeda shall provide Orexigen with a written three (3) year forecast (of which the first year shall consist of the Forecast provided under Section 3.1.1, and the second and third years of this three (3) year forecast shall be broken down by Calendar Quarters) of the quantity of Batches of the Product Takeda then anticipates it will require to be delivered to Takeda during the three (3) year period, which forecast shall be non-binding except for the first [***] ([***]) months covered by such forecast, and shall be used by Orexigen for planning purposes (the “Three Year Forecast”). In addition, on or before the [***] of each [***], Takeda will provide Orexigen with an updated rolling Three Year Forecast.

3.2 Firm Orders. Subject to Sections 2.2 and 3.5, Takeda shall issue binding written orders in the form of original (i.e., not copies) purchase orders to purchase Batches of the Product under this Agreement (“Firm Orders”), each of which shall specify the type and quantity of Batches of the Product to be delivered and the requested delivery date. For clarity, Takeda is required to order the Product in full Batches, unless otherwise mutually agreed to in writing. Takeda shall submit a Firm Order to Orexigen at least [***] ([***]) months prior to the delivery date indicated in such Firm Order. Unless otherwise mutually agreed to by the Parties, [***]. Any term or condition in a Firm Order, confirmation, or other document furnished by a Party that is inconsistent with the terms and conditions of this Agreement will not be binding on the Parties. For Launch Supplies, Takeda will issue a Firm Order at least [***] ([***]) months prior to the Launch Supplies Delivery Date, and Orexigen may invoice the estimated Transfer Price when Orexigen completes Delivery of Launch Supplies.

3.3 Order Confirmation. Within [***] ([***]) days after receipt of Takeda’s Firm Order, Orexigen shall confirm or decline the Firm Order in writing; provided, however, that Orexigen may decline a Firm Order only with respect to quantities of the Product in excess of those set forth in the binding portion of the Forecast for the relevant period. [***]. For clarity, Orexigen shall use Commercially Reasonable Efforts to supply quantities of the Product requested by Takeda that are in excess of those set forth in the binding portion of the Forecast for the relevant period. All Firm Orders confirmed by Orexigen will be binding and may not be cancelled or modified by either Party without the other Party’s written consent. For clarity, if Takeda cancels a Firm Order, Takeda is obligated to pay to Orexigen only the direct Third Party costs incurred by Orexigen and its Third Party Manufacturers in connection with the Product that is subject to such cancellation.

3.4 Delivery of Launch Supplies. Notwithstanding anything to the contrary contained in this Agreement, in order to achieve Delivery of Launch Supplies, Orexigen shall deliver the Launch Supplies to Takeda by the Launch Supplies Delivery Date. If Orexigen fails to achieve Delivery of Launch Supplies by the Launch Supplies Delivery Date, then Takeda will have solely the remedies set forth in Section 3.6.1(a) and (b) and the following remedy: Takeda shall not be obligated to pay the Ten Million Dollar ($10,000,000) second milestone event payment under the heading “Development Milestones” set forth in Section 7.2.1 of the Collaboration Agreement and Orexigen shall forfeit receipt of such payment.

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3.5 Allocation of Supply. If Orexigen is unable, using Commercially Reasonable Efforts, to supply Takeda’s requirements of the Product for the Territory as set forth in Takeda’s binding Firm Orders, then, unless otherwise agreed in writing by the Parties, for as long as the shortage shall last, Takeda shall receive [***].

3.6 Remedies for Failure to Supply.

3.6.1 Takeda Assumption of Manufacturing Responsibilities. Subject to Section 3.6.2, upon the occurrence of any of the following events during the Term, whether the first occurrence or any subsequent occurrence thereof, Takeda may, at its election made in writing to Orexigen, and subject to the provisions of Section 14.1 of the Collaboration Agreement and a mutually agreed upon transition plan, (a) [***], and/or (b) [***]:

(i) Orexigen fails to achieve Delivery of Launch Supplies by the Launch Supplies Delivery Date;

(ii) Orexigen fails to deliver the Product, other than Launch Supplies as addressed in Section 3.6.1(i), within [***] ([***]) Business Days after the specified delivery date set forth in any Firm Order submitted in accordance with Section 3.2 and confirmed by Orexigen in accordance with Section 3.3;

(iii) Orexigen fails to deliver in any [***] at least [***] percent ([***]%) of the Batches of the Product ordered by Takeda in a Firm Order submitted in accordance with Section 3.2 and confirmed by Orexigen in accordance with Section 3.3; or

(iv) Orexigen or any of its Affiliates files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy for insolvency or for reorganization or for the appointment of a receiver or trustee of such Person or of substantially all of its assets, or if such Person is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such Person shall propose or be a party to any dissolution or liquidation, or if such Person shall make an assignment of substantially all of its assets for the benefit of creditors.

3.6.2 Unexpected Increase in Demand for Product. Takeda’s remedies under Section 3.6.1 will not apply if a failure by Orexigen under Section 3.6.1(i), (ii), or (iii) is caused by an unexpected increase in Takeda’s demand for the Product in the Territory, including Firm Orders for the Product, that exceeds (i) Orexigen’s ability to obtain additional supply of Licensed Compounds and the Product necessary to meet such demand after using available Safety Stock for the Territory, (ii) Patheon’s obligation to supply the Product to Orexigen under the Patheon Agreement, and/or (iii) the Manufacturing Capacity.

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3.6.3 Recovery of Takeda Damages. Orexigen shall [***]. For the avoidance of doubt [***].

3.7 Exclusive Remedies. EXCEPT AS SET FORTH IN ARTICLES 8, 10, AND 12, TAKEDA’S SOLE REMEDY FOR ANY FAILURE BY OREXIGEN TO ACHIEVE DELIVERY OF LAUNCH SUPPLIES AND/OR SUPPLY THE PRODUCT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT SHALL BE THE REMEDIES SET FORTH IN SECTIONS 3.4 (AS APPLICABLE), 3.5, 3.6.1(a) AND (b), AND 3.6.3 (AS APPLICABLE). For clarity, except for termination of this Agreement pursuant to Section 13.2 as a consequence of Takeda’s exercise of its rights under Section 4.2 of the Collaboration Agreement or pursuant to Section 3.6.1 of this Agreement, Takeda shall not have the right to terminate this Agreement or the Collaboration Agreement for Orexigen’s failure to achieve Delivery of Launch Supplies as set forth in Section 3.4, or for any other failure by Orexigen to supply the Product in accordance with this Agreement.

ARTICLE 4

JMC; CAPACITY EXPANSION; EXPENDITURES;

COST IMPROVEMENTS; QUALITY IMPROVEMENTS

4.1 JMC. The JMC shall have [***] over the Manufacture and distribution of the Product under this Agreement during the Term. The JMC shall [***] developments relating to forecasting, commercial and regulatory issues, scheduling and supply, projects relating to capacity expansion, capital and/or operating expenditures, quality improvements and cost improvements, and other matters related to Manufacturing under this Agreement. In addition, the JMC shall [***] the appropriate level and management of Safety Stock. During the Term, and [***], Orexigen shall retain final decision-making authority with respect to Manufacturing as set forth in Section 5.7.3(b)(ii) of the Collaboration Agreement until and unless Takeda assumes responsibility for Manufacturing pursuant to Section 3.6.1 of this Agreement or [***], upon which Takeda will have final decision-making authority as set forth in Section 5.7.3(a)(iv) of the Collaboration Agreement. For the avoidance of doubt, such final decision-making authority does not include any right to make any decision with respect to any disputes between the Parties as to the meaning of any provision of this Agreement or the Collaboration Agreement or either Party’s performance under this Agreement or the Collaboration Agreement or lack thereof.

4.2	Capacity Expansion.

4.2.1 At its option, and at any time during the Term, either Party may seek to invest in additional manufacturing capacity for the Manufacture of the Product. In such event, such Party will provide written notification to the other Party of its intent, which notice shall include all information reasonably necessary for such other Party to understand the additional capacity sought (i.e., the number of tablets of the Product), and the expected timing for receipt of such additional capacity. Upon receipt of the notice from such other Party, the other Party (i.e., the Party that received the notice) agrees to negotiate in good faith with such other Party supply of Product to or from such other Party using such additional manufacturing capacity and associated

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pricing. At Takeda’s request, [***]. Notwithstanding anything to the contrary in this Section 4.2.1, Orexigen shall have no obligation to establish a second Manufacturing facility or to increase the capacity at Patheon’s Manufacturing facility for the Product during the Term.

4.2.2 If a Party desires a commitment of Manufacturing capacity at Patheon’s Manufacturing facility beyond the Manufacturing Capacity, or desires that an additional Manufacturing facility other than at [***] be established by Orexigen for the Manufacture of the Product during the Term, such Party shall present to the JMC for consideration the proposed project, expected results, estimated costs thereof, how the additional capacity from such project will be allocated between the Territory and outside the Territory, and how the costs of such project will be borne between the Parties. If the JMC does not approve a project and such cost sharing, either Party may escalate the Dispute pursuant to Section 5.7 of the Collaboration Agreement; provided, however, that [***] shall have final decision-making authority or the right to solely decide a Dispute related to a project for capacity expansion pursuant to this Section 4.2. For any capacity expansion project solely for the Territory that is approved by the JMC (or pursuant to Section 5.7 of the Collaboration Agreement), the costs shall be borne [***]. For any other capacity expansion project and cost sharing that is approved by the JMC (or pursuant to Section 5.7 of the Collaboration Agreement), the costs of such project will be borne [***] (or pursuant to Section 5.7 of the Collaboration Agreement). Notwithstanding the foregoing, Orexigen may incur costs for capacity expansion projects solely for the manufacture of the Product for use outside of the Territory in its sole discretion and at its sole cost and benefit.

4.3 Capital and Operating Expenditures. The Parties agree that as of the Effective Date (as such term is defined in the Collaboration Agreement), no new capital expenditures, including equipment, are required by Orexigen or its Third Party Manufacturers to Manufacture the anticipated commercial demand for the Product for the Territory. Notwithstanding anything to the contrary in this Section 4.3, Orexigen shall have the right, in its sole discretion, to invest in and implement one or more capital and/or operating expenditure projects that are reasonably deemed by Orexigen to be necessary in order to meet its obligations under this Agreement; provided, that (i) the aggregate cost of such expenditure project(s) (including purchase and implementation costs) in a Calendar Year does not exceed [***] Dollars ($[***]), and (ii) all costs relating to any such expenditure project(s) (including purchase and implementation costs) that do not exceed [***] Dollars ($[***]) in a Calendar Year shall be Period Costs and treated/allocated in accordance with Section 5.3.1. In the event that a Party desires to invest in one or more expenditure projects that will result in the aggregate cost of one or more expenditure projects exceeding [***] Dollars ($[***]) in a Calendar Year, such Party shall present the proposed project, expected results and estimated costs thereof to the JMC for consideration. If the JMC does not approve such expenditure project, either Party may escalate the Dispute pursuant to Section 5.7 of the Collaboration Agreement; provided, however, that [***] shall have final decision-making authority or the right to solely decide a Dispute related to such expenditure project. For such an expenditure project that is approved by the JMC (or pursuant to Section 5.7 of the Collaboration Agreement), the costs shall be Period Costs and treated/allocated in accordance with Section 5.3.1,

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unless the Parties agree in good faith and set forth in writing that such costs equally benefit the Product for use in the Territory and for use outside the Territory, in which case such costs will be shared equally. In the event that (a) an expenditure project proposed by Orexigen under this Section 4.3 is not approved by the JMC (or pursuant to Section 5.7 of the Collaboration Agreement), (b) Orexigen fails to deliver Product to Takeda in accordance with the terms of this Agreement, and (c) such failure by Orexigen to deliver Product is a direct result of Orexigen having not implemented the proposed expenditure project (i.e., that was not approved by the JMC or otherwise by the Parties pursuant to Section 5.7 of the Collaboration Agreement), then such failure by Orexigen to deliver Product to Takeda shall not be deemed a breach of Section 3.6.1(ii) or (iii). For clarity, (1) Orexigen may invest in and implement expenditure projects for the manufacture of the Product for use outside of the Territory in its sole discretion and at its sole cost and benefit, and (2) this Section 4.3 is not intended to address expenditure projects that are intended to be governed by Sections 4.2, 4.4 and 4.5 of this Agreement.

4.4 Quality Improvements. If either Party identifies manufacturing or quality improvements that do not result in cost improvements pursuant to Section 4.5, such Party shall present the proposed projects, expected results and estimated costs thereof to the JMC for consideration. Orexigen shall have the right in its sole discretion to implement any manufacturing or quality improvement projects that are reasonably deemed by Orexigen to be necessary in order to meet its obligations under this Agreement. With respect to any other manufacturing or quality improvement project that is contemplated by a Party and that does not result in cost improvements pursuant to Section 4.5, if the JMC does not approve such other project, either Party may escalate the Dispute pursuant to Section 5.7 of the Collaboration Agreement; provided, however, that [***] shall have final decision-making authority or the right to solely decide a Dispute related to such other project pursuant to this Section 4.4. For any manufacturing or quality improvement project that is approved by the JMC (or pursuant to Section 5.7 of the Collaboration Agreement), or for any manufacturing or quality improvement project that is reasonably deemed by Orexigen to be necessary in order to meet its obligations under this Agreement, the costs of such manufacturing or quality improvement project shall be Period Costs and allocated in accordance with Section 5.3.1(ii)(b). For clarity, Orexigen may perform manufacturing or quality improvement projects for the manufacture of the Product for use outside of the Territory in its sole discretion and at its sole cost and benefit.

4.5 Cost Improvement Opportunities. The Parties agree to use Commercially Reasonable Efforts to identify opportunities for cost improvements for Manufacture of the Product for use in the Territory, including cost savings on materials and services, as part of an overall cost improvement program. The Parties shall present to the JMC for consideration the proposed cost improvement projects, expected results, estimated costs thereof, and proposal for the allocation between the Parties of (a) [***], and (b) [***]. If the JMC does not approve a cost improvement project, including such allocation of costs and cost savings, either Party may escalate the Dispute pursuant to Section 5.7 of the Collaboration Agreement; provided, however, that [***] shall have final decision-making authority or the right to solely decide a Dispute related to a cost improvement project pursuant to this Section 4.5. For any cost improvement project that is approved by the JMC (or pursuant to Section 5.7 of the Collaboration Agreement), the Parties shall

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set forth in writing the allocation of (a) [***], and (b) [***]. Notwithstanding anything to the contrary in this Section 4.5, any cost improvement opportunities implemented by Takeda for Commercial Packaging of the Product will be performed by Takeda in its sole discretion and at its sole cost, and all savings from such improvements will be realized solely by Takeda. Orexigen may perform any cost improvement project that benefits the Manufacture of the Product for use outside of the Territory in its sole discretion and at its sole cost, and all savings from such project will be realized solely by Orexigen.

ARTICLE 5

MANUFACTURING PAYMENTS, INVOICING AND PAYMENT

5.1 Manufacturing Payments. In addition to amounts payable pursuant to Section 5.2, Takeda shall be responsible for Obsolete Material Costs and Period Costs pursuant to this Agreement. Upon Takeda’s request, Orexigen shall provide to Takeda copies of the underlying invoices justifying the estimated Transfer Price, Obsolete Material Costs and Period Costs.

5.2 Transfer Price.

5.2.1 Payment. The purchase price charged by Orexigen for costs associated with the Manufacture of the Product ordered by Takeda under this Agreement shall be the estimated Transfer Price. Orexigen shall determine the estimated Transfer Price in accordance with GAAP or IFRS, as applicable, and based on estimates of commercially reasonable Third Party costs incurred in support of the manufacturing supply chain. Upon delivery of the Product in accordance with Section 6.1, Orexigen may invoice Takeda the estimated Transfer Price for the type and quantity of the Product delivered. The estimated Transfer Price payable by Takeda for the Product delivered in each Year will be calculated by tablet on the basis of the number of Batches of the Product forecasted by Takeda in the Forecast submitted in the third Calendar Quarter of the prior Calendar Year. Takeda shall pay the undisputed amount set forth in each original (i.e., not a copy) invoice delivered by Orexigen under this Section 5.2 within [***] ([***]) days of receipt of such invoice. Any term or condition in an invoice or other document furnished by Orexigen that is inconsistent with the terms and conditions of this Agreement or in addition to the terms and conditions of this Agreement, shall not be binding on Takeda.

5.2.2 Reconciliation.

(a) Within [***] ([***]) days after the end of each Calendar Quarter, Orexigen shall perform a reconciliation to determine the actual Transfer Price payable for the Product delivered to Takeda in such Calendar Quarter and shall notify Takeda of its findings. If the estimated Transfer Price paid to Orexigen for the Products delivered in such Calendar Quarter is less than the actual Transfer Price for such Products, Takeda shall pay to Orexigen the difference between such amounts. Conversely, if the estimated Transfer Price payments made to Orexigen by Takeda for the Products delivered in such Calendar Quarter exceeds the actual Transfer Price for such Products, Orexigen shall, at Takeda’s option, either pay to Takeda the difference between such amounts or credit the difference against subsequent payments owed by Takeda to Orexigen under this Agreement until such amount has been fully credited to Takeda.

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(b) Within [***] ([***]) days after the end of each Calendar Year, Orexigen shall perform a reconciliation to determine the actual Transfer Price payable for the Product delivered to Takeda in such Calendar Year and shall notify Takeda of its findings. If the estimated Transfer Price paid to Orexigen after reconciliation pursuant to this Section 5.2.2(a) for the Products delivered in such Calendar Year is less than the actual Transfer Price for such Products, Takeda shall pay to Orexigen the difference between such amounts. Conversely, if the estimated Transfer Price payments made to Orexigen after reconciliation pursuant to this Section 5.2.2(a) by Takeda for the Products delivered in such Calendar Year exceeds the actual Transfer Price for such Products, Orexigen shall, at Takeda’s option, either pay to Takeda the difference between such amounts or credit the difference against subsequent payments owed by Takeda to Orexigen under this Agreement until such amount has been fully credited to Takeda.

(c) Any amounts payable by a Party under this Section 5.2.2 shall be paid within [***] ([***]) days of receipt of the invoice by either Party.

5.2.3 Shortfall Credit. Annually, and consistent with the Patheon Agreement, Orexigen will notify Takeda if any Shortfall (as such term is defined in the Patheon Agreement) credit, prorated by the applicable Capacity Percentage, is owed to Orexigen pursuant to Section 2.2.3 of the Patheon Agreement with respect to the Product delivered to Takeda, and Orexigen shall apply any such credit, prorated by the applicable Capacity Percentage received from Patheon, against subsequent payments owed by Takeda to Orexigen under this Agreement.

5.3 Period Costs and Obsolete Material Costs Payments.

5.3.1 Payment. For Period Costs and Obsolete Material Costs, Orexigen shall provide an original (i.e., not a copy) invoice to Takeda within [***] ([***]) days after the Effective Date and thereafter on a Calendar Quarter basis and Takeda shall be obligated to pay such original invoice in accordance with Section 5.3.2. Period Costs and Obsolete Material Costs shall be allocated between the Parties as follows:

(i) for Period Costs and Obsolete Material Costs that [***], Takeda shall pay to Orexigen an amount equal to [***]; provided, further, Obsolete Material Costs related to [***] pursuant to the [***] shall be payable by Takeda in accordance with this Section 5.3.1(i);

(ii) for Obsolete Material Costs, other than such costs related to [***], and for Period Costs that [***], Takeda shall pay to Orexigen (a) an amount equal to [***], and (b) an amount equal to [***]; and

(iii) for Period Costs and Obsolete Material Costs that [***], Orexigen shall bear all such Period Costs and Obsolete Material Costs incurred by Orexigen during the applicable Calendar Quarter; including any Obsolete Material Costs related to [***] pursuant [***].

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5.3.2 Additional Payment Terms. Prior to First Commercial Sale, and with respect to each Calendar Quarter thereafter, Orexigen shall provide Takeda with at least a twelve (12) month forecast of estimated Period Costs. Any term or condition in an invoice or other document furnished by a Party that is inconsistent or in conflict with the terms and conditions of this Agreement shall not be binding on the Parties. Takeda shall pay the undisputed amounts of Obsolete Material Costs and Period Costs set forth in each written original (i.e., not a copy) invoice delivered by Orexigen under Section 5.3.1 within [***] ([***]) days of receipt of such original invoice. In the event Orexigen receives any credit from any Third Party Manufacturer due to an annual reconciliation pursuant to the applicable Third Party Manufacturer Agreement with respect to any payment made by Orexigen to such Third Party Manufacturer and for which Takeda has paid Orexigen under an invoice described above, Takeda may, at its option, credit such amount against subsequent payments owed by Takeda to Orexigen under this Agreement.

5.3.3 Reconciliation. Within [***] ([***]) days after the end of each Calendar Year, Orexigen shall perform a reconciliation to determine the actual Period Costs and Obsolete Material Costs payable by Takeda determined pursuant to the formulas and allocation set forth in Section 5.3.1 for such Calendar Year and shall notify Takeda in writing of its findings. If such Period Costs and Obsolete Material Costs paid to Orexigen by Takeda for such Calendar Year are less than the actual Period Costs and Obsolete Material Costs payable by Takeda under this Agreement for such Calendar Year, Takeda shall pay to Orexigen the difference between such amounts. Conversely, if the Period Costs and Obsolete Material Costs paid to Orexigen by Takeda for such Calendar Year exceed the actual Period Costs and Obsolete Material Costs payable by Takeda under this Agreement for such Calendar Year, Orexigen shall, at Takeda’s option, either pay to Takeda the difference between such amounts or credit the difference against subsequent payments owed by Takeda to Orexigen under this Agreement until such amount has been fully credited to Takeda. Any amounts payable by a Party under this Section 5.3.3 shall be paid within [***] ([***]) days after the date on which Orexigen notifies Takeda of the amount of the reconciliation payment to be paid by a Party hereunder.

5.4 Manner of Payment. All payments to be made under this Agreement shall be made in Dollars by wire transfer of immediately available funds to such U.S. bank account as shall be designated by a Party. Late payments shall bear interest at the rate provided in Section 5.10.

5.5 Disputed Amounts. In the event that a Party disputes any amounts payable under this Agreement, such dispute shall be resolved (a) in accordance with Article 8 with respect to non-conforming Product and (b) in accordance with Article 17 with respect to any other dispute. Pending resolution of such disputes, a Party shall pay any amounts (whether under an invoice or otherwise) that are not in dispute. Upon resolution of any such dispute in favor of a Party, the other Party shall pay all remaining amounts owing under this Agreement within [***] ([***]) Business Days after such resolution.

5.6 Price Increase Resulting from Assignment of Patheon Agreement. In the event that the cost of the Manufacture of the Product [***] or pursuant to Section 4.2 of the Collaboration Agreement, [***]. If the Manufacturing Responsibility Transition Plan results in [***].

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5.7 Taxes.

5.7.1 Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to appropriately calculate and minimize, to the extent feasible and legal, taxes payable with respect to any payments under this Agreement and that they shall use Commercially Reasonable Efforts to cooperate and coordinate with each other to achieve such objective. Without limiting the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to cooperate and coordinate with each other in completing and filing documents required under the provisions of any applicable Laws (including treaties) in connection with the making of any required tax payment or withholding payment, in connection with a claim of exemption from, or entitlement to, a reduced or zero rate of withholding or in connection with any claim to a refund of or credit for any such payment.

5.7.2 Payment of Tax. All payments made by Takeda to Orexigen pursuant to this Agreement shall be made without reduction for any taxes, charges or remittance fees. If applicable Laws require that taxes be deducted and withheld from a payment made pursuant to this Agreement, the remitting Party shall (a) deduct those taxes from the payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of payment to the other Party promptly following that payment. Orexigen shall pay any and all taxes that are due and payable by Orexigen on payments made to the Orexigen under this Agreement. Takeda shall be responsible for the payment of any taxes (including VAT, sales and use taxes and excluding income or franchise taxes), customs and excise duties incurred by Takeda with respect to the sale or importation of the Product by Takeda.

5.7.3 Tax Residence Certificate. A Party (including any entity to which this Agreement may be assigned, as permitted under Section 14.5 of the Collaboration Agreement) receiving a payment pursuant to this Agreement shall provide the remitting Party appropriate certification from relevant governmental authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

5.7.4 Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any governmental authority for any taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by applicable Laws. The Parties shall cooperate with each other in any protest or refund by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest or refund.

5.8 Records. Orexigen shall keep, and, subject to the terms of the applicable agreement between Orexigen and a Third Party Manufacturer, shall cause each of its Third Party Manufacturers to keep, full, true, and accurate books of accounting containing all particulars that may be necessary for the purpose of calculating the Manufacturing Payments payable to Orexigen in accordance with GAAP or IFRS, as applicable, under this Article 5, for a period of [***] ([***]) years after the Calendar Year in which the Product was delivered, in sufficient detail to permit Takeda to confirm the accuracy of any Manufacturing Payments paid hereunder.

5.9 Takeda Audit Rights. During the Term and for a period of [***] ([***]) years thereafter, at the request and expense of Takeda, subject to the terms of the applicable agreement between Orexigen and a Third Party Manufacturer, Orexigen shall permit an independent, certified public accountant of nationally recognized standing appointed by Takeda, and reasonably acceptable to Orexigen, during normal business hours and upon not less than [***] ([***]) Business Days prior notice and in compliance with the audit limitations of any Third Party Manufacture Agreement, but in no case more than [***] per Calendar Year, to examine such records of Orexigen as may be necessary for the sole purpose of verifying the calculation and reporting of the Manufacturing Payments for any period within the preceding [***] ([***]) Calendar Years. Results of any such examination shall be made available to both Takeda and Orexigen. Such accountant shall disclose to Takeda only the amounts which the accountant believes to be due and payable hereunder to Takeda or due and payable to Orexigen, and any information reasonably necessary for Takeda to evaluate any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any and all records examined by such accountant shall be deemed Orexigen’s Confidential Information, which may not be disclosed by such accountant to any Third Party. If, as a result of any inspection of the books and records of Orexigen, it is shown that payments made by Takeda under this Agreement were more than the amount that should have been made, then Orexigen shall promptly refund any amount required to eliminate any discrepancy revealed by said inspection, such refund to occur in any event within [***] ([***]) days after notice thereof. If, as a result of any inspection of the books and records of Orexigen, it is shown that payments made by Takeda under this Agreement were less than the amount that should have been made, then Takeda shall promptly pay to Orexigen the difference between the amount actually paid and the amount that should have been paid within [***] ([***]) days after the conclusion of such inspection. Takeda shall pay for such audits, except that in the event that Orexigen overcharged the Manufacturing Payments by more than [***] percent ([***]%) during the period in question as per the audit, Orexigen shall pay the reasonable costs of the audit. Orexigen shall use Commercially Reasonable Efforts to obtain the consent of any Third Party Manufacturer required (a) for such accountant to fully and accurately perform the audits described in this Section 5.9 and (b) for full disclosure to Takeda of the information permitted to be disclosed by such accountant with respect to the results of such audits.

5.10 Interest Due. Without limiting any other rights or remedies available to Orexigen, Takeda shall pay Orexigen interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate equal to the lesser of (a) [***] percent ([***]%) per month or (b) the maximum applicable legal rate, calculated on the total number of days payment is delinquent.

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ARTICLE 6

DELIVERY, TITLE, AND RISK OF LOSS

6.1 Delivery.

(a) Except for Delivery of Launch Supplies as set forth in Section 3.4, the Product will be delivered to Takeda’s designated location Ex Works (Incoterms 2010) [***]. Title and risk of loss or damage to the Products will remain with Orexigen or its Third Party Manufacturer until Orexigen or its Third Party Manufacturer loads the Products onto the carrier’s vehicle for shipment at the manufacturing site, at which time title and risk of loss or damage will transfer to Takeda. Takeda shall be responsible for clearing shipments for export, if applicable. The Product shall be packed and transported in accordance with the Specifications.

(b) For determination of meeting the Firm Order delivery date, delivery of the Product shall be deemed to occur [***]. Orexigen may invoice the estimated Transfer Price upon delivery of the Product; provided, however, Orexigen shall have the right to deliver the Product and invoice the estimated Transfer Price only after (i) the delivery date specified in the Purchase Order for such Product; (ii) [***], and (iii) [***]. Orexigen agrees that it will [***]. Notwithstanding anything to the contrary in the foregoing, (x) the Parties shall [***], (y) [***], and (z) [***]. In the event of an unreasonable delay, Orexigen may (1) invoice Takeda for the price of such Product as Period Costs allocated in accordance with Section 5.3.1(i), and (2) if the Product is later determined acceptable, within [***] ([***]) days after receipt of an invoice therefor, Orexigen will [***] invoice Takeda for the Product as part of the Transfer Price pursuant to Section 5.2.

6.2 Notice of Potential Failure to Supply. Orexigen shall notify Takeda as soon as possible of any circumstances that may prevent Orexigen from delivering the quantity of Batches of the Product ordered by Takeda or meeting the delivery dates(s) set forth in Takeda’s Firm Orders. Such notice shall in no way be deemed to excuse any subsequent failure to perform. If the actual tablet yield for a Batch is less than [***] percent ([***]%) of the Target Yield (as such term is defined in the Patheon Agreement), Orexigen will notify Takeda as soon as possible. If additional Batches are required because of such shortfall between the Target Yield and the actual yield, upon Takeda’s request, Orexigen will use Commercially Reasonable Efforts to produce additional Batches as ordered by Takeda to supplement the delivered quantity. Subject to Section 3.6.1(iii), delivery of one or more Batches with an Actual Annual Yield below the Target Yield (as such term is defined in the Patheon Agreement) shall not be considered a failure to supply by Orexigen.

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ARTICLE 7

SPECIFICATIONS, FORMULATIONS, LABELING, STABILITY AND

ANTI-COUNTERFEIT MEASURES

7.1 Specifications. Orexigen shall deliver Product that is Manufactured in accordance with the Specifications, cGMPs and Laws. Release limits for the Product shall be set by the Parties to be consistent with the approved shelf-life and Specifications to ensure that the Product meets the Specifications throughout the approved shelf-life of the Product.

7.2 Release Testing. Orexigen or its Third Party Manufacturer shall test each Batch of the Product in accordance with the Specifications prior to shipment of the Product to Takeda. Takeda or its Affiliates shall conduct the applicable incoming inspections (as set forth in Quality Agreement) of the Product and as required by Laws and applicable Regulatory Authorities in the Territory.

7.3 Changes to Specifications.

7.3.1 Orexigen-Initiated Changes. Orexigen shall notify Takeda in writing before making any change to the Specifications, including any change proposed by a Third Party Manufacturer or a Regulatory Authority. Any such change shall be subject to Takeda’s prior written approval, not to be unreasonably withheld, conditioned, or delayed. If, in Takeda’s reasonable determination, the change will require an amendment or supplement to the Regulatory Approval for the Product, Orexigen shall not implement the change prior to receipt of written approval of such change by Takeda. Except as included in the Transfer Price or as otherwise agreed to by the Parties, the costs to implement such changes shall be Period Costs and allocated in accordance with Section 5.3.1(ii).

7.3.2 Takeda-Initiated Changes and Changes Required by Law. Takeda shall notify Orexigen in writing if it desires to make any change to the Specifications. Each Party shall notify the other Party in writing if it becomes aware of any changes to the Specifications that are required by Laws. In each case, Orexigen shall use Commercially Reasonable Efforts to implement any such changes and, if applicable, have such changes implemented by the applicable Third Party Manufacturer. To the extent Orexigen incurs Third Party costs itself or under a Third Party Manufacturer Agreement to implement such changes, such costs shall be paid solely by Takeda; provided that, prior to undertaking such changes, Orexigen shall provide Takeda with an estimate of such Third Party costs to implement such changes and, for changes to the Specifications that are desired by Takeda but not required by Laws, obtain Takeda’s written approval to proceed. To clarify, Third Party costs incurred by Orexigen or its Third Party Manufacturers pursuant to this Section 7.3.2 shall be Period Costs and allocated in accordance with Section 5.3.1(i).

7.3.3 No Amendment Required. Upon mutual written agreement of the Parties with respect to any revised Specifications, or in the event the Specifications are updated in the NDA for the Product, such revised Specifications shall be attached hereto and no formal amendment of this Agreement shall be necessary for such revised Specifications to become effective.

7.4 Product Stability. Takeda shall notify Orexigen of its annual commitments made to Regulatory Authorities with respect to ongoing stability testing of the Product, such notice to be provided to Orexigen not later than [***] ([***]) days prior to Takeda’s submission of such commitments to any such Regulatory Authority. Orexigen shall put the Product lots on stability testing as required by such commitments. In addition, from time to time, Takeda may request that Orexigen conduct additional studies designed to test the stability of the Product. With respect to such other stability studies requested by Takeda, Orexigen shall conduct such studies, and, where the assistance of Third Party Manufacturer(s) is required, shall use Commercially Reasonable Efforts to implement such studies at Third Party Manufacturer(s)’ site(s). Any costs incurred by Orexigen and its Third Party Manufacturer in connection with stability testing of Product solely for the Territory shall be Period Costs and allocated in accordance with Section 5.3.1(i). Any costs incurred by Orexigen and its Third Party Manufacturer in connection with stability testing of Product solely for the benefit of use of the Product outside the Territory shall be shall be Period Costs and allocated in accordance with Section 5.3.1(iii). Any costs in connection with stability testing that benefits the Product for use in the Territory and for use outside of the Territory shall be Period Costs and allocated in accordance with Section 5.3.1(ii).

7.5 Anti-Counterfeit Measures. From time to time Takeda may request that Orexigen undertake reasonable anti-counterfeit measures to protect the integrity of the Product. Orexigen shall assist in implementing such measures and, where the assistance of Third Party Manufacturer(s) is required, shall use Commercially Reasonable Efforts to implement such measures at Third Party Manufacturer(s). The costs incurred by the Parties in the implementation of such measures shall be Period Costs and allocated in accordance with Section 5.3.1(i).

ARTICLE 8

NON-CONFORMING PRODUCT

8.1 Acceptance and Rejection. Takeda, its Affiliates and/or its or their subcontractors will visually inspect each shipment of the Product upon receipt thereof. Takeda may reject and return any part of a shipment of the Product or the entire shipment of the Product if any part does not conform to the Specifications, cGMPs or Laws, based on the acceptance criteria set forth in the Quality Agreement, by giving written notice to Orexigen within [***] ([***]) days after receipt of such shipment. Such notice shall identify the reasons for Takeda’s rejection of the shipment. Subject to Section 8.2, if Orexigen does not receive a notice of rejection within such [***] ([***]) day period, Takeda shall be deemed to have accepted such shipment of the Product.

8.2 Latent Defects. If, after accepting a shipment of the Product, Takeda subsequently discovers an alleged Product defect not reasonably discoverable by visual inspection during the acceptance period set forth in Section 8.1, Takeda may revoke its acceptance and reject such shipment by giving written notice and disclosing the nature of such defect to Orexigen within [***] ([***]) days after discovering such defect but not after the expiry date of the Product.

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8.3 Evaluation of Defect. After notice of rejection pursuant to Section 8.1 or 8.2 is received by Orexigen, Orexigen shall promptly notify Patheon of such rejection in accordance with Article 6 of the Patheon Agreement. Orexigen shall give Takeda a reasonable opportunity to review and comment on such notice before it is delivered to Patheon. Orexigen shall notify Takeda within [***] ([***]) Business Days after delivery of such notice to Patheon whether Patheon disagrees with the reasons for Takeda’s rejection of the Product. If Patheon notifies Orexigen that it disagrees with the reasons for Takeda’s rejection, Orexigen shall, unless waived in writing by Takeda, have the issue determined by an independent laboratory in accordance with Article 6 of the Patheon Agreement. Orexigen shall cooperate with Patheon to cause the independent laboratory to conduct its evaluation as promptly as reasonably practicable. Orexigen shall work closely with Takeda in preparing all statements, reports, analyses and other materials submitted to the independent laboratory for evaluation. The evaluation of the independent laboratory will be binding on Orexigen and Takeda. If the evaluation certifies that the Product deviates from the Specifications, cGMPs or Laws, Takeda may reject the Product as provided hereunder, and as between Orexigen and Takeda, Orexigen shall be responsible for the cost of the evaluation to the extent Orexigen recovers such costs from Patheon. If the evaluation does not certify any deviation of the Product, then Takeda will be deemed to have accepted such Product, which will be deemed to be conforming on the date the evaluation is delivered by the independent laboratory, and Takeda will reimburse Orexigen for the costs of such evaluation; provided, however, that Takeda may determine, in its sole discretion, not to use such Product. With respect to Products which Patheon agrees are deficient in accordance with Takeda’s notice of rejection, or which are otherwise found to be deficient by the independent laboratory, Orexigen shall, at Takeda’s option, either refund to Takeda the Transfer Price paid by Takeda for such Products or replace such Products at no charge solely to the extent Orexigen has been reimbursed by Patheon or Patheon has provided such replacement Product at no charge to Orexigen. The Parties shall evaluate process issues and other reasons for non-compliance of the Product with the Specifications, cGMPs or Laws.

8.4 Disposition of Rejected Product. Takeda may not destroy any damaged, defective, returned or recalled Product for which it intends to send Orexigen a notice of rejection without Orexigen’s prior written authorization to do so, such authorization not to be unreasonably withheld, conditioned or delayed. Alternatively, Orexigen may instruct Takeda to return the defective Product to Orexigen or to Patheon. Orexigen shall bear the costs of shipping, storage and disposition for any damaged, defective, returned or recalled Product for which it bears responsibility under this Article 8 and will promptly reimburse Takeda for any such costs which may be incurred directly by Takeda solely to the extent Orexigen has been reimbursed by Patheon for such costs. Notwithstanding the foregoing, Takeda will have the right at all times to retain a reasonable sample of such Product for its own archival purposes.

ARTICLE 9

QUALITY ASSURANCE

9.1 Quality Agreement. The Parties will promptly enter into a quality agreement governing the quality assurance obligations of the Parties with respect to the Manufacture and supply of the Product (as it may be amended or modified from time to time according to its terms, the “Quality Agreement”). In the event of a discrepancy between the provisions of the Quality Agreement and the provisions of this Agreement, the provisions of the Quality Agreement shall control with respect to terms governing quality of the Product and the provisions of this Agreement shall control with respect to all other terms.

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9.2 Quality Control and Quality Assurance.

9.2.1 Quality Control. Orexigen shall ensure that all Product supplied to Takeda hereunder is Manufactured, stored, tested, transported, disposed of and otherwise handled in accordance with the Specifications, cGMPs, Laws, and the Quality Agreement. Orexigen shall, and shall ensure that its Third Party Manufacturers, maintain and follow a quality control and quality assurance testing program consistent with the Quality Agreement.

9.2.2 Quality Documentation to Accompany Each Product Shipment. Each time Orexigen or a Third Party Manufacturer ships the Product to Takeda, it will provide Takeda with the documentation specified herein and in the Quality Agreement.

9.2.3 Validation Activities. At Takeda’s request and expense, Orexigen shall use Commercially Reasonable Efforts to complete requested validation activities to support Manufacturing for the Territory and the cost of such activities shall be Period Costs and allocated in accordance with Section 5.3.1.

9.3 Inspections by and Communications from Regulatory Authorities.

9.3.1 Right to Inspect. Orexigen shall make, and shall ensure that its Third Party Manufacturers make, its internal practices, books and records relating to the Manufacture of the Product available and allow access to all facilities used for the Manufacture of the Product to any Regulatory Authority having jurisdiction over the Manufacture of the Products for the purposes of determining Orexigen’s and/or its Third Party Manufacturers’ compliance with cGMPs and Laws, subject to the terms of the applicable Third Party Manufacturer Agreement. Orexigen shall notify Takeda of Regulatory Authority inspections related to the Manufacture of the Product by the process outlined in the Quality Agreement.

9.3.2 Notice of Actions. Orexigen shall promptly inform Takeda if Orexigen becomes aware of any action taken by a Regulatory Authority against Orexigen or any Third Party Manufacturer or any of their officers and/or employees that could reasonably be expected to materially impact the Product or Orexigen’s ability to supply the Product hereunder, and shall provide a copy of such notice to Takeda within [***] after Orexigen has actual knowledge that such action has been taken.

9.3.3 Cooperation. Orexigen shall cooperate with Takeda and with Regulatory Authorities in response to any communication, whether oral or written, from a Regulatory Authority to Takeda or Orexigen or any Third Party engaged by either Party, with regard to any activity relating to the Manufacture of the Product, including validation, prior to the Effective Date and throughout the Term.

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9.4 Quality Audits. Prior to shipment of Launch Supplies, and thereafter biennially or as otherwise mutually agreed by the Parties, subject to the terms of the applicable Third Party Manufacturer Agreement, Orexigen shall, conduct and lead cGMP audits of the Third Party Manufacturers and, if applicable, exercise such other audit rights that Orexigen may have under such Third Party Manufacturer Agreements, and shall disclose to Takeda the complete results of such audits, subject to the terms of the applicable Third Party Manufacturer Agreement. Takeda may request “for cause” audits in addition to the regularly scheduled audits. Unless prohibited by such Third Party Manufacturer Agreements, Takeda shall be permitted to have a maximum of [***] ([***]) representatives present at all times during the audit, under the direction of Orexigen. If requested by Takeda, Orexigen shall use Commercially Reasonable Efforts to obtain permission from a Third Party Manufacturer for Takeda’s representatives to be present during such audits and for Takeda to receive a copy of the results of such audits. Orexigen shall use Commercially Reasonable Efforts to cause such Third Party Manufacturers to promptly correct any deficiencies or other adverse findings and shall keep Takeda apprised of the same. Orexigen shall provide Takeda with copies of all corrective action plans addressing any audit findings and shall consider in good faith any comments that Takeda provides to Orexigen with respect to such plan.

9.5 Licenses, Permits. Each Party shall maintain, to the extent required by Laws in connection with such Party’s performance of its obligations hereunder, and shall require its Third Party Manufacturers to maintain during the Term, all government permits, including health, safety and environmental permits, necessary for the Manufacture of the Product pursuant to this Agreement.

9.6 Documentation and Samples. Orexigen shall maintain, to the extent required by Laws in connection with Orexigen’s performance of its obligations hereunder, and shall require its Third Party Manufacturers to maintain, in accordance with cGMPs and other Laws, complete, accurate and authentic accounts, notes, data and records pertaining to the Manufacture and testing of the Product. Orexigen shall make such records available to Takeda for inspection promptly following Takeda’s written request, subject to the terms of the applicable Third Party Manufacturer Agreement. Orexigen shall retain (itself or through its Third Party Manufacturers) samples from each Batch supplied under this Agreement after Takeda’s acceptance of such Batch under Article 8. Orexigen shall, at Takeda’s expense, retain such records or samples (as applicable) for a period of at least [***] ([***]) years following the date of expiration of such samples, or longer if required by Laws, and upon Takeda’s written request shall make available to Takeda copies of such records and portions of such samples, subject to the terms of the applicable Third Party Manufacturer Agreements. Takeda shall reimburse Orexigen for reasonable out-of-pocket costs incurred to retain and make available such records and samples.

9.7 Product Complaints. The Quality Agreement shall set forth the Product complaint process. However, it is understood and agreed that (i) Takeda shall have the sole right and responsibility for receiving, evaluating, reporting and responding to any non-medical complaints related to the Product sold by Takeda or its Affiliates or permitted Sublicensees in the Territory to the applicable Regulatory Authorities; (ii) Orexigen shall forward all Product complaints received by Orexigen within the time period specified in the Quality Agreement, but in any event, promptly after receipt; and (iii) Orexigen will provide to Takeda all reasonable assistance in complying with such reporting requirements, including investigating complaints relating to the Product through the review of all Manufacturing related activities. Each Party shall

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designate a representative who will handle Product complaint activities for such Party and coordinate such activities with the other Party. Matters affecting Product safety, including lack of efficacy, shall be handled in accordance with the terms of the Collaboration Agreement and the Pharmacovigilance Agreement.

ARTICLE 10

PRODUCT RECALL

10.1 Conduct of Recall. Recalls shall be conducted in accordance with Section 3.7 of the Collaboration Agreement.

10.2 Responsibility for Recall Costs. “Recall Costs” shall mean all reasonable direct, documented out-of-pocket costs associated with a Recall including the expenses of notifications and investigations, and destruction or return of the Product subject to the Recall and any costs associated with the distribution of the replacement Product. Recall Costs will be (a) the responsibility of [***], or (b) [***]; provided, however, that [***].

10.3 Remedies from Patheon for Recalled Products. Orexigen shall use Commercially Reasonable Efforts to obtain from Patheon either a refund of the invoice price for recalled Products or conforming Products to replace the recalled Products if Orexigen is entitled to such remedies under the terms of Section 6.3(b) (or any successor provision) of the Patheon Agreement, and Orexigen shall, to the extent that it obtains any such remedy, pay over to Takeda the amounts recovered from Patheon or, if requested by Takeda, instead provide to Takeda replacement Products to the extent Orexigen is able to obtain such replacement Products from Patheon pursuant to Section 6.3(b)(iii) (or any successor provision) of the Patheon Agreement; provided that Takeda shall reimburse Orexigen any costs incurred by Orexigen with respect to recalled or replacement Products pursuant to Section 10.2.

10.4 Notice. Each Party shall notify the other Party promptly, but in any event, within [***] ([***]) Business Days if it becomes aware that any product (other than the Product) Manufactured at any Third Party Manufacturer is recalled or withdrawn from the market due to causes which may have an adverse effect on the Product (including any decision to refrain from selling or shipping quantities of any such product). Each Party shall provide the other Party with any information it may reasonably request to evaluate the effect of such recall or withdrawal on the Product.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES;

DISCLAIMERS OF LIABILITY; AND LIMITATION OF LIABILITY

11.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

11.1.1 such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

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11.1.2 execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

11.1.3 this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

11.1.4 the performance of this Agreement by it does not create a material breach or default under any other agreement to which it is a party;

11.1.5 the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party

11.1.6 no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement except as may be required to obtain clearance under the HSR Act; and

11.1.7 neither it, nor any of its employees, officers, subcontractors, or consultants who have rendered services relating to the Products: (a) has ever been debarred or is subject to debarment or convicted of a crime for which an entity or person could be debarred by the FDA under 21 U.S.C. Section 335a or (b) has ever been under indictment for a crime for which a person or entity could be so debarred.

11.2 Additional Representations and Warranties of Orexigen. As of the Effective Date and throughout the Term, Orexigen represents, warrants and covenants the following, as applicable, to Takeda that:

11.2.1 the Product shall, at the time of delivery to Takeda hereunder meet the Specifications;

11.2.2 the Product shall be Manufactured and tested in accordance with Laws and cGMPs;

11.2.3 the Product shall not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, 21 U.S.C. Section 301c et.seq. or other Laws;

11.2.4 it has and will maintain, and its Third Party Manufacturers have and will maintain, the expertise with respect to personnel and equipment necessary to fulfill the obligations established hereunder;

11.2.5 it has obtained, or will obtain, and its Third Party Manufacturers have obtained, or will obtain, all requisite material licenses, authorizations and approvals required by any Regulatory Authorities to Manufacture the Product;

11.2.6 each Third Party Manufacturer Agreement contains provisions requiring all facilities used by such Third Party Manufacturer in the Manufacture of the Product, including the Manufacture of the Licensed Compounds, to be currently, and at the time each Batch is produced, qualified in accordance with Laws, including cGMPs;

11.2.7 During the [***] ([***]) year period commencing on the first date of Manufacture of the Product, all Product (other than Launch Supplies) Manufactured and delivered under this Agreement by Orexigen shall, at the time of delivery to Takeda, have [***] for which no more than (a) [***] ([***]) months shall have elapsed since the date of [***] or (b) [***] ([***]) months have elapsed since the date of [***], unless, in each of (a) and (b), otherwise agreed to in writing by the Parties; provided, that, such [***] ([***]) month period and [***] ([***]) month period, respectively, shall be extended by one (1) day for each day of any dispute resolution process with respect to such Product. Notwithstanding anything to the contrary in this Agreement, the first [***] ([***]) Batches of the Product delivered to Takeda following Delivery of Launch Supplies shall, at the time of delivery to Takeda, have [***] for which no more than [***] ([***]) months shall have elapsed since the date of Manufacture. For clarity, if Takeda extends [***] [***] following Regulatory Approval, the Parties shall negotiate in good faith to determine the [***] for the Product upon delivery to Takeda. After the initial [***] ([***]) year period of Manufacture of the Product, unless otherwise mutually agreed to by the Parties, all Product Manufactured and delivered under this Agreement by Orexigen shall, at the time of [***], have [***] for which no more than [***] ([***]) months shall have elapsed since the date of [***], unless otherwise agreed to in writing by the Parties; provided, that, such [***] ([***]) month period shall be extended by one (1) day for each day of any dispute resolution process with respect to such Product;

11.2.8 it will not in the performance of its obligations under this Agreement use the services of any person (including any Third Party Manufacturer) that, to its Knowledge, is debarred or suspended under 21 USC §335(a) or (b); and

11.2.9 as of the Effective Date, it does not currently have, and covenants that it will not hire, as an officer or an employee any Person who, to its Knowledge, has been convicted of a felony under the laws of the U.S. for conduct relating to the regulation of any drug product under the Federal Food Drug and Cosmetic Act, as amended.

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11.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE COLLABORATION AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCT.

11.4 Limitation of Liability. EXCEPT FOR A BREACH OF ARTICLE 15, OR FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 12, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS).

ARTICLE 12

INDEMNIFICATION AND INSURANCE

12.1 Indemnity. The indemnification rights and obligations of the Parties set forth in Article 11 of the Collaboration Agreement shall apply to this Agreement.

12.2 Insurance. The insurance obligations of the Parties set forth in Article 11 of the Collaboration Agreement shall apply to this Agreement.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until the expiration or termination of the Collaboration Agreement unless terminated earlier pursuant to this Article 13 (the “Term”).

13.2 Termination Pursuant to the Completion of a Manufacturing Responsibility Transition Plan or Assignment of Third Party Manufacturing Agreements. This Agreement shall automatically, and without any further action by either Party, terminate upon the completion of (a) the transfer of the right and responsibility to Manufacture or have Manufactured the Product for the Territory to Takeda pursuant to Section 4.2 of the Collaboration Agreement, and (b) if elected by Takeda, the assignment to Takeda of all of the Third Party Manufacturer Agreements required for Manufacture of the Product in the Territory as set forth in Section 3.6.1(b).

ARTICLE 14

CONSEQUENCES OF TERMINATION

14.1 Continuation of Supply. If the Term ends upon the expiration of the Collaboration Agreement, then, at Takeda’s election, Orexigen shall (a) continue to supply Takeda’s requirements for the Product in the Territory in accordance with the terms of this Agreement for a period of up to [***] ([***]) months following such expiration or (b) assign to

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Takeda those Third Party Manufacturer Agreements requested by Takeda, to the extent permitted under the applicable Third Party Manufacturer Agreement and to the extent required for the Manufacture of the Product for the Territory. At Takeda’s request, Orexigen shall use Commercially Reasonable Efforts to obtain from the applicable Third Party Manufacturer any consent required for such assignment, at Takeda’s cost. If the Term ends upon the termination of the Collaboration Agreement, Orexigen shall not have continuing supply responsibilities hereunder (except as set forth in Section 14.2).

14.2 In-Process Product. Promptly after expiration of this Agreement or termination of this Agreement as a result of termination of the Collaboration Agreement by Takeda pursuant to Section 12.2.1, 12.4, or 12.5 of the Collaboration Agreement, if requested by Takeda, Orexigen will complete work on all Products that were in process for the Territory at the time of expiration or termination and, following completion of such work, deliver such Products to Takeda. Takeda will pay Orexigen the Transfer Price determined pursuant to Section 5.2 for all such Products supplied by Orexigen to Takeda, and any unpaid Obsolete Material Costs and Period Costs and any other costs set forth in this Agreement associated with such Products. For any remaining materials or if Takeda elects not to complete production of in-process Products, Takeda will pay for any raw materials and/or work in process ordered for but not consumed by the completion of in-process Product and any destruction charges.

14.3 Accrued Obligations. Termination or expiration of this Agreement shall not relieve either Party of any accrued obligations hereunder.

14.4 Without Prejudice. Termination of this Agreement, due to the fault of either Party, shall be without prejudice to any other rights or remedies then or thereafter available to either Party under this Agreement or otherwise.

14.5 Survival. The following provisions shall survive termination or expiration of this Agreement in its entirety, and, any other provisions, which by their terms or by the context thereof, are intended to survive such expiration or termination, shall also survive: Article 1 (Definitions); Article 5 (Purchase Price, Invoicing and Payment); Article 8 (Non-Conforming Product); Article 10 (Product Recall); Article 12 (Indemnification and Insurance); Article 14 (Consequences of Termination), as applicable; Article 15 (Confidentiality); Article 16 (Miscellaneous); and Article 17 (Dispute Resolution), and Section 9.6; Section 11.3; and Section 11.4.

ARTICLE 15

CONFIDENTIALITY

The provisions of Article 10 of the Collaboration Agreement shall apply to the Confidential Information of a Party disclosed to the other Party in connection with the activities under this Agreement.

ARTICLE 16

MISCELLANEOUS

16.1 Miscellaneous. The rights and obligations of the Parties set forth in Sections 14.1 through 14.9 and 14.11 through 14.14 of the Collaboration Agreement shall apply to this Agreement.

16.2 Government Subcontracts.

16.2.1 Orexigen represents and warrants that it will comply with all applicable laws throughout the term of this Agreement, including providing all required written certifications, representations, and disclosures. Specifically, Orexigen represents and warrants that it will comply, [***], with applicable requirements of the following Federal Acquisition Regulation (“FAR”) clauses, which are hereby incorporated by reference and made a part of this Agreement as if fully set forth herein: (i) FAR 52.203-13, Contractor Code of Business Ethics and Conduct (Apr. 2010); (ii) FAR 52.219-8, Utilization of Small Business Concerns (Dec. 2010) (15 U.S.C. § 637(d)(2) and (3)); (iii) FAR 52.222-26, Equal Opportunity (Mar. 2007) (Executive Order 11246); (iv) FAR 52.222-35, Equal Opportunity for Veterans (Sep. 2010) (38 U.S.C. § 4212); (v) FAR 52.222-36, Affirmative Action for Workers with Disabilities (Oct. 2010) (29 U.S.C. § 793); (vi) FAR 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec. 2010) (E.O. 13496); (vii) FAR 52.222-50 Combating Trafficking in Persons (Feb. 2009) (22 U.S.C. 7104(g)) and (viii) FAR 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006).

16.2.2 Takeda and Orexigen shall abide by the requirements of 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors, such as Takeda and Orexigen take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status or disability.

16.3 No Government Contracting Debarment. BY ACCEPTANCE OF THIS AGREEMENT, OREXIGEN HEREBY CERTIFIES THAT NEITHER OREXIGEN NOR ANY OF OREXIGEN’S PRINCIPALS IS PRESENTLY DEBARRED, SUSPENDED, PROPOSED FOR DEBARMENT, DECLARED INELIGIBLE OR VOLUNTARILY EXCLUDED FOR THE AWARD OF CONTRACTS BY ANY U.S. FEDERAL AGENCY.

16.4 Entire Agreement. This Agreement, including the attached exhibits, and the Collaboration Agreement (excluding Exhibit 4.1 of the Collaboration Agreement) constitute the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior and contemporaneous negotiations, representations, agreements and understandings regarding the same. Exhibit 4.1 and Section 4.3 of the Collaboration Agreement are expressly superseded by this Agreement, except with respect to references in the Collaboration

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Agreement (other than in Exhibit 4.1 of the Collaboration Agreement) to: (i) Exhibit 4.1 of the Collaboration Agreement, including in the paragraph at the end of Section 7.2.1 of the Collaboration Agreement, and (ii) Section 4.3 of the Collaboration Agreement. Sections 4.2, 4.3, 4.4 and 4.5 expressly amend Orexigen’s final decision-making authority as provided in Section 5.7.3(b)(ii) of the Collaboration Agreement. To the extent there is a conflict between this Agreement and the Collaboration Agreement other than as set forth in this Section 16.4, the Collaboration Agreement shall control.

16.5 Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include,” “includes” and “including” are not limiting and shall be deemed to be followed by “without limitation”; (b) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (c) references to a statute mean such statute as from time to time amended, modified or supplemented; (d) references to a Person are also to its permitted successors and assigns; (e) captions, the plain meaning of defined terms to the extent different from the definitions provided in Article 1, and other headings to this Agreement are for convenience only, and shall have no force or effect in construing or interpreting any of the provisions of this Agreement or any other legal effect; (f) references to “Article”, “Section”, or “Exhibit” refer to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated; (g) the word “will” shall be construed to have the same meaning and effect as the word “shall” and vice versa; (h) the word “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (i) all references to “days” in this Agreement are to calendar days unless such reference is to a Business Day.

ARTICLE 17

DISPUTE RESOLUTION

17.1 Exclusive Dispute Resolution Mechanism. Except as set forth in Section 8.3, the Parties agree that the Dispute resolution procedures set forth in Article 13 of the Collaboration Agreement shall be the exclusive mechanism for resolving any Dispute that is not resolved through good faith negotiation between the Parties.

17.2 Confidentiality. Any and all activities conducted under this Article 17, including any and all proceedings and decisions of arbitrator(s), shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 15.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers effective as of the Effective Date.

OREXIGEN THERAPEUTICS, INC.		TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/s/ Michael A. Narachi	By:	/s/ Testuo Miwa
Name: Michael A. Narachi		Name: Tetsuo Miwa
Title: President & CEO		Title: Senior Vice President, Pharmaceutical Production Division

Date: September 2, 2014		Date: August 29, 2014

OREXIGEN THERAPEUTICS, INC.		TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/s/ Joseph P. Hagan	By:	/s/ Hideki Matsubara
Name: Joseph P. Hagan		Name: Hideki Matsubara
Title: Chief Business Officer		Title: Senior Director, General Purchasing Department Pharmaceutical Production Division

Date: September 2, 2014		Date: August 29, 2014

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Philip Roberts
Name: Philip Roberts
Title: VP, Technical Operations

Date: September 2, 2014

Exhibit 1.25

Product

Bulk drug Product: naltrexone hydrochloride and bupropion hydrochloride 8mg/90mg trilayer film-coated tablets [***].

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Exhibit 1.31

Specifications

Bulk Packaging Specifications

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Product Specifications (see below)

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Material Specification
8 mg Naltrexone Hydrochloride 90 mg Bupropion Hydrochloride Tablet (for Commercial)
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Revision:	[***]

Specification(s) (Contrave, Tablets)

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Exhibit 2.3.1

Third Party Manufacturers and Agreements

[***]

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